UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this Current Report on Form 8-K, on December 3, 2014, at its Annual Meeting of Stockholders for the fiscal year ending June 30, 2015 (the “Annual Meeting”), the stockholders of MEI Pharma, Inc. approved the Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the “Plan”). The Plan was amended and restated to increase the number of shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), that may be subject to award from 2,186,000 shares to 3,936,000 shares.

In addition to increasing the number of shares of Common Stock with respect to which grants may be made under the Plan, the amendment and restatement of the Plan incorporates a fungible share mechanism pursuant to which each share underlying a Full Value Award (an award other than an option or stock appreciation right (“SAR”) that is settled in shares) will be counted as an award of 1.25 shares available under the Plan, while each share underlying a stock option or SAR award will be counted as one share, increases the number of shares of Common Stock with respect to which awards may be made to any employee or advisor during any calendar year, provides that cash-based awards may be granted (subject to certain limitations), establishes certain limits on grants to employees and directors, extends the maximum term of stock options and SARs from five years to ten years (subject to certain extensions), extends the term of the Plan to December 3, 2024, expands the list of performance goals to be considered by the compensation committee in establishing performance criteria for performance-based awards and makes certain technical corrections and clarifications.

For a description of the terms and conditions of the Plan, as amended and restated and approved by stockholders on December 3, 2014, see “Description of the 2008 Equity Plan as Proposed to be Amended and Restated” under “Proposal 2 – Approval of Amended and Restated 2008 Stock Omnibus Equity Compensation Plan” in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference. The foregoing description of the amendment and restatement of the Plan and the description of the Plan contained in the proxy statement are each qualified in their entirety by reference to the full text of the Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 3, 2014, the Company held its Annual Meeting. There were represented at the Annual Meeting, either in person or by proxy, 19,721,629 shares of Common Stock, out of a total number of 21,607,296 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s annual meeting of stockholders for fiscal year 2018. Information on the vote relating to each director standing for election is set forth below:

Nominee	For	Withheld	Broker Non-Votes
Leah Rush Cann	15,998,254	1,710,674	2,012,701
Daniel P. Gold, Ph.D.	16,019,137	1,689,791	2,012,701
Kevan E. Clemens, Ph.D.	17,704,152	4,776	2,012,701

Proposal 2. – Approval of Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan. Proposal 2 was to approve the Plan to increase the number of shares of Common Stock that may be subject awards, increase the number of shares with respect to which grants may be made to any individual during any calendar year or performance period, increase the maximum term of equity based awards from five years to ten years, extend the term of the plan to December 3, 2024 and make other changes to Plan terms. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
14,407,231	3,232,863	68,834	2,012,701

Proposal 3. – Ratification of Appointment of Auditors. Proposal 3 was to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
19,518,321	191,105	12,203	0

Proposal 4. – Advisory Vote on Executive Compensation. Proposal 4 was to adopt an advisory resolution that the compensation paid to the Company’s named executive officers, as disclosed in the proxy materials for the Annual Meeting, be approved in all respects. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
17,378,594	253,351	76,983	2,012,701

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 4, 2014

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.